Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2018

POINT72 ASSET MANAGEMENT, L.P.

By:  /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person

POINT72 CAPITAL ADVISORS, INC.

By:  /s/ Jason M. Colombo
Name: Jason M. Colombo
 Title: Authorized Person

CUBIST SYSTEMATIC STRATEGIES, LLC

By:  /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person

POINT72 ASIA (HONG KONG) LIMITED

By:  /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person

STEVEN A. COHEN

By:  /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person